Exhibit 10.2

ASSET PURCHASE AGREEMENT

Dated as of April 25, 2016

between

MANHATTAN BRIDGE CAPITAL, INC.

as Seller

and

MBC FUNDING II CORP.

as Buyer

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of April 25, 2016, between MBC FUNDING II CORP. (“Buyer”) and MANHATTAN BRIDGE CAPITAL, INC. (“Seller”).

W I T N E S S E T H:

WHEREAS, Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller, the Purchased Assets (as more particularly described herein) on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties to this Agreement agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATIONS

1.1 Definitions. In this Agreement, the following terms have the meanings specified or referred to in this Section 1.1 and shall be equally applicable to both the singular and plural forms.

“Affiliate” means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Court Order” means any judgment, order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by, or any consent agreement, memorandum of understanding or other Contract with, any Governmental Body (in each case whether temporary, preliminary or permanent), or non-U.S., court or tribunal and any award in any arbitration proceeding.

“Encumbrance” means any lien (statutory or other), claim, charge, security interest, mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale or other title retention agreement, preference, priority or other security agreement or preferential arrangement of any kind, and, with respect to any real property included in the Purchased Assets (if any), any easement, encroachment, covenant, restriction, right of way, defect in title or other encumbrance of any kind.

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“Environmental Laws” means any and all local, state, federal or other governmental authority, statute, ordinance, code, order, decree, law, rule or regulation pertaining to or imposing liability or standards of conduct concerning environmental regulation, contamination or clean-up including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, the Resource Conservation and Recovery Act, as amended, the Emergency Planning and Community Right-to-Know Act of 1986, as amended, the Hazardous Substances Transportation Act, as amended, the Solid Waste Disposal Act, as amended, the Clean Water Act, as amended, the Clean Air Act, as amended, the Toxic Substance Control Act, as amended, the Safe Drinking Water Act, as amended, the Occupational Safety and Health Act, as amended, any state super-lien and environmental statutes and all rules and regulations adopted in respect to the foregoing laws whether presently in force or coming into being and/or effectiveness hereafter.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Extraordinary Receipts” means any cash proceeds received by the Issuer not in the ordinary course of business, including, without limitation, (a) foreign, United States, state or local tax refunds, (b) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (c) condemnation awards (and payments in lieu thereof), (d) indemnity payments and (e) any adjustment received in connection with any purchase price in respect of an acquisition.

“Governmental Body” means any United States federal, state or local, or any supra national or non U.S., government, political subdivision, governmental, regulatory or administrative authority, instrumentality, agency body or commission, self-regulatory organization, court, tribunal or judicial or arbitral body.

“Hazardous Substances”: Any hazardous and/or toxic, dangerous and/or regulated, substances, wastes, materials, raw materials which include hazardous constituents, pollutants or contaminants including without limitation, petroleum, tremolite, anthlophylie, actinolite or polychlorinated biphenyls and any other substances or materials which are included under or regulated by Environmental Laws or which are considered by scientific opinion to be otherwise dangerous in terms of the health, safety and welfare of humans.

“Indenture” means the Indenture, dated as of the date hereof, among Buyer, Seller and Indenture Trustee, as from time to time amended, restated, supplemented or otherwise modified.

“Indenture Trustee” means Worldwide Stock Transfer, LLC, in its capacity as trustee under the Indenture, or its successor in interest, or any successor trustee appointed as provided in the Indenture.

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“Knowledge of Seller” means the actual knowledge, or the knowledge that such Person would have had if such Person had conducted a reasonable inquiry with respect to the subject matter thereof, of any of the following individuals: Assaf Ran and Vanessa Kao.

“Liabilities” means any liabilities, claims or obligations, direct or indirect, known or unknown, absolute or contingent.

“Leasehold Interests” means all of Seller’s right, title and interest in and to any real property owned by a Person other than Seller, whether as tenant, lessee, licensee, operator or otherwise.

“Mortgagor Customer” means, with respect to each Mortgage Loan, the obligor on the related Mortgage Note.

“Mortgage Loan” means a mortgage loan provided to a Mortgagor Customer and which mortgage loan includes, without limitation, (a) a Mortgage Note, the related Mortgage and all other Mortgage Loan Documents and (b) all right, title and interest of Seller in and to the Mortgaged Property covered by such Mortgage.

“Mortgage Loan Assets” means, as of the applicable Purchase Date, all of Seller’s right, title and interest in, to and under each of the following items of property, then owned and existing and wherever located:

(a)           all Mortgage Loans;

(b)           all Mortgage Loan Documents, including without limitation all Mortgage Notes, and all servicing records, servicing agreements and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto;

(c)           all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan and all claims and payments thereunder;

(d)           all other insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property;

(e)           all interest rate protection agreements, relating to or constituting any and all of the foregoing;

(f)           all “general intangibles”, “accounts” and “chattel paper” as defined in the UCC relating to or constituting any and all of the foregoing; and

(g)           any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

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“Mortgage Loan Documents” means, with respect to a Mortgage Loan, the documents comprising the Mortgage Loan File for such Mortgage Loan.

“Mortgage Loan File” means, for any Mortgage Loan, (a) the original Mortgage Note bearing all intervening endorsements, if any, duly endorsed to Buyer, (b) the original Mortgage(s) securing each Mortgage Note with evidence of recording thereon or copies certified by the related recording office, (c) the Collateral Assignment, if any, executed in connection with such Mortgage(s), (d) any original stock certificates (accompanied by applicable stock powers), instruments, chattel paper or other collateral securing any Mortgage Loan in which the perfection of Seller’s lien is based upon Seller’s possession thereof, (e) the valuation or appraisal, if any, of the subject Mortgaged Property prepared by a third party valuation or appraisal service, (f) the Related Title Policy, (g) the evidence of liability and property/casualty insurance coverage relating to the Mortgaged Property, and (h) an opinion, if any, of counsel, addressed to Seller (or its predecessor in interest) that the Mortgage Note, the Mortgage(s) and the Mortgage Loans Assignments, if any, are the valid and binding obligations of the parties thereto enforceable in accordance with their terms and have been duly and validly endorsed or assigned to Seller (or its predecessor in interest).

“Mortgage Note” means the original executed promissory note or other evidence of the indebtedness of a Mortgagor Customer with respect to a Mortgage Loan.

“Mortgaged Property” means the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Body.

“Purchase” means a purchase by Buyer of Mortgage Loans pursuant to Section 2.1.

“Purchase Date” means each Business Day on which any Mortgage Loan, the related Mortgage Loan Assets and the Related Assets are acquired by Buyer pursuant to the terms of this Agreement.

“Receivables” means all of Seller’s accounts, contract rights, instruments (including those evidencing indebtedness owed to Seller by its Affiliates), documents, chattel paper (including electronic chattel paper), general intangibles relating to accounts, drafts and acceptances (including payment intangibles), and all other forms of obligations owing to Seller arising out of or in connection with a Mortgage Loan sold, transfer, assigned, conveyed or delivered to Buyer hereunder, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold, transfer, assigned, conveyed or delivered to Buyer hereunder.

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“Related Assets” means, with respect to a Mortgage Loan sold, transfer, assigned, conveyed or delivered to Buyer hereunder, all of Seller’s right, title and interest in and to the following related to such Mortgage Loan as of the applicable Purchase Date then owned and existing and wherever located: (i) all Receivables; (ii) all general intangibles; (iii) all contract rights, rights of payment which have been earned under a contract right, instruments, investment property, documents, chattel paper, warehouse receipts, deposit accounts, money and securities; (iv) all Mortgage Loan Assets and all payments required thereunder on and after the applicable Purchase Date; (v) all Securities; (vi) all Leasehold Interests; (vii) all commercial tort claims; (viii) any guarantees of and security for the related Mortgagor Customer’s obligations under such Mortgage Loan, including any security deposits thereunder; (ix) all present and future claims, demands and causes of action in respect of the foregoing; (x) all additional amounts due to Seller from such Mortgagor Customer relating to the related Receivables, (xi) if and when obtained by Seller, all real and personal property of third parties in which Seller has been granted a lien or security interest as security for the payment or enforcement of such Receivables, (xii) all supporting obligations that secure payment or performance of any account, chattel paper, document, general intangible, instrument or investment property, (xiii) all Extraordinary Receipts, (xiv) any and all indebtedness owing to Seller and any and all collateral securing such indebtedness; (xv) all of Seller’s ledger sheets, ledger cards, files, correspondence, records, books of account, business papers, computers, computer software (owned by Seller or in which it has an interest), computer programs, tapes, disks and documents relating to clauses (i) through (xiv)           hereof; and (xvi) all proceeds of the foregoing of every kind and nature whatsoever, including, without limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind and other forms of obligations and receivables, insurance proceeds (including hazard, flood and credit insurance), security agreements, documents, eminent domain proceeds, condemnation proceeds, tort claim proceeds, instruments and other property that at any time constitute all or part of or are included in the proceeds of the foregoing.

“Responsible Officer” means, with respect to any Person, any duly authorized officer of such Person with direct responsibility for the administration of this Agreement and also, with respect to a particular matter, any other duly authorized officer of such Person to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Securities” means all marketable securities and investment property owned by the Issuer, whether now existing or hereafter created, including any held by any intermediary in any “street” name, pursuant to any custody arrangement or otherwise.

“Transfer Tax” means any transfer, documentary, sales, bulk sales, use, registration, value added or other similar tax, including any applicable real estate transfer tax and any real property transfer gains tax.

“UCC” means the Uniform Commercial Code as in effect in any applicable jurisdiction.

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“Unmatured Termination Event” means any event which is, or after notice or lapse of time would become, a Termination Event.

ARTICLE II
PURCHASE AND SALE

2.1           Purchased Assets.

(a)           On the terms and subject to the conditions set forth in this Agreement (including the conditions to Purchase set forth in ARTICLE IV), on each Purchase Date, Seller hereby sells, transfers, assigns, sets over and otherwise conveys to Buyer, and Buyer hereby purchases and takes from Seller, free and clear of all Encumbrances, all right, title and interest of Seller in the property identified below:

(i)           the Mortgage Loans identified by Seller as of the applicable Purchase Date which are listed on Schedule I to the applicable Sale Assignment;

(ii)           all Mortgage Loan Documents and other related Mortgage Loan Assets with respect to the Mortgage Loans referred to in clause (i) above; and

(iii)           all Related Assets with respect to the Mortgage Loans referred to in clause (i) above.

(b)           Seller shall, on or prior to each Purchase Date, deliver to Buyer a certificate of assignment (the “Sale Assignment”) in the form of Exhibit A hereto, executed by a Responsible Officer of Seller.

(c)           Except as specifically provided in this Agreement, the sale and purchase of Mortgage Loans under this Agreement shall be without recourse to Seller; it being understood that Seller shall be liable to Buyer for all representations, warranties, covenants and indemnities made by Seller pursuant to the terms of this Agreement and to the extent provided herein.

(d)           In connection with each Purchase of Mortgage Loans hereunder, Seller shall deliver to the Indenture Trustee the Mortgage Loan Files on or prior to the related Purchase Date (and if prior to the related Purchase Date, such Mortgage Loan Files shall be held by the Indenture Trustee in escrow until such Purchase shall occur on the related Purchase Date).

(e)           In connection with the transfers contemplated by this Agreement, Seller hereby grants to Buyer an irrevocable, non–exclusive license to use, without royalty or payment of any kind, all software used by Seller to account for the Mortgage Loans, to the extent necessary to administer the Mortgage Loans, whether such software is owned by Seller or is owned by others and used by Seller under license agreements with respect thereto; provided that should the consent of any licensor of such software be required for the grant of the license described herein to be effective or for Seller to assign such licenses to Buyer or any such successor servicer, Seller hereby agrees that upon the request of Buyer or such successor Servicer, Seller will use its best efforts to obtain the consent of such third–party licensor. Seller (i) shall take such action requested by Buyer or the Indenture Trustee from time to time hereafter, that may be necessary or appropriate to ensure that Buyer and the Indenture Trustee have an enforceable security interest in the Mortgage Loans purchased by Buyer as contemplated by this Agreement, and (ii) shall use its best efforts to ensure that each of Buyer and the Indenture Trustee has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for the Mortgage Loans.

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(f)           In connection with the purchase by Buyer of the Mortgage Loans as contemplated by this Agreement, Seller further agrees that it will, at its own expense, indicate clearly and unambiguously in its computer files on or prior to each Purchase Date, and, to the extent required under generally accepted accounting principles as applied in the United States (“GAAP”) in the footnotes to its financial statements, that such Mortgage Loans has been purchased by Buyer in accordance with this Agreement.

(g)           Seller further agrees to deliver to Buyer on or before each Purchase Date a true, complete and correct list of all Mortgage Loans to be sold or otherwise conveyed hereunder on such Purchase Date, identified by Mortgagor Customer name, account number and outstanding loan balance as of the related Purchase Date. Such list shall constitute a supplement to Schedule I to this Agreement and shall be automatically incorporated into and made a part of this Agreement as such.

(h)           It is the intention of the parties hereto that the conveyance of all right, title and interest of Seller in and to any Mortgage Loan to Buyer as provided in this Section 2.1 shall constitute an absolute transfer conveying good title, free and clear of any Encumbrance and that the Mortgage Loan shall not be part of the bankruptcy estate of Seller in the event of a bankruptcy event with respect to Seller. Furthermore, it is not intended that such conveyance be deemed a pledge of the Mortgage Loans, the related Mortgage Loan Assets and the Related Assets to Buyer to secure a debt or other obligation of Seller. If, however, notwithstanding the intention of the parties, the conveyance provided for in this Section 2.1 is determined to be a transfer for security, then this Agreement shall also be deemed to be, and hereby is, a “security agreement” within the meaning of Article 9 of the UCC and Seller hereby grants to Buyer a “security interest” within the meaning of Article 9 of the UCC in all of its right, title and interest in, to and under the Mortgage Loans, the related Mortgage Loan Assets and the Related Assets, now existing and hereafter created, to secure the prompt and complete payment of a loan deemed to have been made in an amount equal to the aggregate Purchase Price of the Mortgage Loans together with all of the other obligations of Seller hereunder. Buyer shall have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor under the UCC and other applicable law, which rights and remedies shall be cumulative.

2.2           Liabilities. Neither Buyer nor the Indenture Trustee shall assume or be obligated to pay, perform or otherwise discharge any Liability of Seller arising prior to the Purchase Date with respect to a Mortgage Loan, or have any other obligation or liability to any Mortgagor Customer (including any obligation to perform any of the obligations of Seller (including any obligation with respect to any other related agreements) arising prior to such Purchase Date). No such obligation or liability is intended to be assumed by Buyer or the Indenture Trustee, and any such assumption is expressly disclaimed.

2.3           Title. Seller hereby covenants and agrees that it will warrant and defend title to the Mortgage Loans and the Mortgage Loan Mortgage Loans.

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ARTICLE III
PURCHASE PRICE

3.1           Purchase Price. The purchase price for the Mortgage Loans, Mortgage Loan Assets and the Related Assets sold to Buyer by Seller under this Agreement shall be a dollar amount equal to the outstanding loan balance thereof, to be determined as of the related Purchase Date (the “Purchase Price”), in each case to be paid in accordance with Section 3.2.

3.2	Payment of Purchase Price.

(a)           The Purchase Price for any Mortgage Loan sold by Seller to Buyer on any Purchase Date shall be paid in immediately available funds.

(b)           Seller, in connection with each delivery of a Sale Assignment hereunder relating to any Mortgage Loan on any Purchase Date, shall be deemed to have certified, with respect to such Mortgage Loan, that its representations and warranties contained in ARTICLE V are true and correct on and as of such day, with the same effect as though made on and as of such day and that no Termination Event or Unmatured Termination Event has occurred.

(c)           Upon the payment of the Purchase Price for any Purchase, title to the Mortgage Loans included in such Purchase shall rest in Buyer, whether or not the conditions precedent to such Purchase and the other covenants and agreements contained herein were in fact satisfied; provided that Buyer shall not be deemed to have waived any claim it may have under this Agreement for the failure by Seller in fact to satisfy any such condition precedent, covenant or agreement.

3.3           Tax Treatment. Any federal, state and local income taxes or any Transfer Tax payable with respect to the sale of the Mortgage Loans pursuant to this Agreement shall be payable by Seller.

ARTICLE IV
CONDITIONS PRECEDENT

4.1           Conditions Precedent to Closing and Initial Purchase. The closing and initial Purchase hereunder are subject to the conditions precedent that (i) each of the conditions precedent to the execution, delivery and effectiveness of each other Transaction Document (other than a condition precedent in any such other Transaction Document relating to the effectiveness of this Agreement) shall have been fulfilled and (ii) on or prior to the Closing Date, Seller shall have delivered to Buyer each of the items specified on Appendix A hereto in form and substance satisfactory to Buyer.

4.2	Conditions Precedent to all Purchases.

The obligations of Buyer to Purchase the Mortgage Loans as contemplated by this Agreement on any Purchase Date (including the initial Purchase Date) shall be subject to the satisfaction of the following conditions precedent:

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(a)           all representations and warranties of Seller contained in ARTICLE V shall be true and correct in all material respects on and as of such date as though made on and as of such date and shall be deemed to have been made on and as of such day (other than any representation and warranty that is made as of a specific date);

(b)           Seller shall have delivered to Buyer a duly executed and completed Sale Assignment along with a Schedule I that is true, accurate and complete in all material respects as of the related Purchase Date;

(c)           Seller shall have performed in all material respects all of the covenants and agreements required to be performed by it on or prior to such date pursuant to the provisions of this Agreement;

(d)           no Termination Event or Unmatured Termination Event shall have occurred or would result from such Purchase; and

(e)           no applicable law shall prohibit or enjoin, and no order, judgment or decree of any federal, state or local court or governmental body, agency or instrumentality shall prohibit or enjoin, the making of any such Purchase by Buyer in accordance with the provisions hereof.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER

As of each Purchase Date, Seller represents and warrants to Buyer for the benefit of Buyer and each of its successors and assigns as follows:

5.1           Organization of Seller. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

5.2	Authority of Seller.

(a)           Seller has full power and authority to execute, deliver and perform its obligations this Agreement. The execution, delivery and performance of this Agreement by Seller has been duly authorized and approved by and does not require any further authorization or consent. This Agreement has been duly authorized, executed and delivered by Seller and is the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

(b)	The execution and delivery by Seller of this Agreement will not:

(i)           conflict with, result in a breach of the terms, conditions or provisions of, or constitute a default, an event of default or an event creating rights of acceleration, termination or cancellation or a loss of rights under Seller’s organizational documents or any contractual obligations of Seller or result in the creation or imposition of any Encumbrance upon any of the Mortgage Loans

(ii)           violate in any material respect any law applicable to Seller or the Mortgage Loans; or

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(iii)           require the approval, consent, authorization or act of, or the making of any filing with, any Person, other than those which have been obtained.

5.3	Litigation.

(a)           Neither Seller nor any Mortgage Loan is subject to any Court Order; and

(b)           there are no lawsuits, claims, suits, complaints, proceedings or investigations pending or, to the Knowledge of Seller, threatened against or affecting Seller (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) in respect of the Mortgage Loans or the Mortgage Loan Documents.

5.4           Consents. All approvals, authorizations, consents, orders, licenses or other actions of any Person or of any Governmental Body (if any) required for the due execution, delivery and performance by Seller of this Agreement have been obtained.

5.5           Solvency. Seller is not the subject of any state or federal bankruptcy or insolvency proceeding. The transactions under this Agreement do not and will not render Seller insolvent.

5.6           Selection Procedures. No procedures adverse to the interests of Buyer were utilized by Seller in identifying and/or selecting the Mortgage Loans sold to Buyer.

5.7           Taxes. Seller has filed or caused to be filed all tax returns that are required to be filed by it. Seller has paid or made adequate provisions for the payment of all Taxes and all assessments made against it or any of its properties (other than any amount of Tax the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with GAAP have been provided on the books of Seller), and no tax lien has been filed against Seller or any of its properties and, to Seller’s knowledge, no claim is being asserted by an applicable Governmental Body, with respect to any such Tax, assessment or other charge.

5.8           Exchange Act Compliance; Regulations T, U and X. None of the transactions contemplated herein (including, without limitation, the use of the proceeds from the sale of the Mortgage Loans) will violate or result in a violation of Section 7 of the Exchange Act, or any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Seller does not own or intend to carry or purchase, and no proceeds from the sale of the Mortgage Loans will be used to carry or purchase, any “margin stock” within the meaning of Regulation U or to extend “purpose credit” within the meaning of Regulation U.

5.9	Security Interest.

(a)           This Agreement constitutes a valid transfer to Buyer of all right, title and interest of Seller in, to and under all of the Mortgage Loans, the related Mortgage Loan Assets and the Related Assets, free and clear of any Encumbrance of any Person claiming through or under Seller or its Affiliates. If the conveyances contemplated by this Agreement are determined to be a transfer for security, then this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Mortgage Loans and related assets sold to Buyer in favor of Buyer and the Indenture Trustee as assignee, on behalf of the Noteholders (as defined in the Indenture), which security interest is prior to all other Encumbrances, and is enforceable as such against creditors of and purchasers from Seller. Upon the filing of a financing statement naming Seller as debtor, Buyer as secured party and Indenture Trustee as assignee, and delivery by Seller to Indenture Trustee of the Mortgage Notes, the Mortgages and the other Mortgage Documents, such security interest shall be a valid and first priority perfected security interest in all of the Mortgage Loans and related assets.

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(b)           Seller owns and has good and marketable title to the Mortgage Loans sold or otherwise conveyed by it to Buyer hereunder on such Purchase Date, free and clear of any Encumbrance of any Person.

(c)           Seller has received all consents, licenses, approvals or authorizations of or registrations or declarations of any Governmental Body or any Person required to be obtained, effected or given by Seller or required by the terms of any Mortgage Loan in connection with the transfer of an ownership interest or security interest in each Mortgage Loan to Buyer (and by Buyer to the Indenture Trustee).

(d)           All appropriate financing statements have been filed in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in that portion of the Mortgage Loans and related assets in which a security interest may be perfected by filing granted hereunder to Buyer and the Indenture Trustee as assignee, on behalf of the Noteholders.

(e)           Other than the security interest granted to Buyer and the Indenture Trustee as assignee, on behalf of the Noteholders, Seller has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of the Mortgage Loans. Seller has not authorized the filing of and is not aware of any financing statements against Seller that include a collateral description covering the Mortgage Loans other than any financing statement (A) relating to the security interest granted to Buyer under this Agreement and to the Indenture Trustee for the benefit of the Noteholders under the Indenture, or (B) that has been terminated and/or fully and validly assigned to Buyer on or prior to the date hereof or the applicable Purchase Date. Seller is not aware of the filing of any judgment or tax lien filings against Seller;

(f)           All original executed copies of each underlying Mortgage Note and related Mortgage that constitute or evidence each Mortgage Loan have been delivered to the Indenture Trustee; and

(g)           None of the Mortgage Notes that constitute or evidence the Mortgage Loans has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee as assignee, on behalf of the Noteholders.

5.10           Reports Accurate. All information, exhibits, schedules, financial statements, documents, books, records or reports furnished or to be furnished by Seller to Buyer in connection with this Agreement are or, at the time of delivery, will be, true, and correct and complete in all material respects.

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5.11           Location of Offices. Seller’s location (within the meaning of Article 9 of the UCC) is New York.

5.12           Value Given. Buyer has given reasonably equivalent value in consideration for the transfer to Buyer of the Mortgage Loans as contemplated by this Agreement, no such transfer has been made for or on account of an antecedent debt owed by Seller to Buyer, and no such transfer is or may be voidable or subject to avoidance as to Seller under any section of federal or state bankruptcy, insolvency or similar law.

5.13           Investment Company Act. Seller is not, and is not controlled by, an “investment company” within the meaning of, or is exempt from the provisions of, the Investment Company Act of 1940, as amended.

5.14           Compliance with Law. Seller has complied in all material respects with all laws to which it may be subject, and no Mortgage Loan contravenes in any material respect any applicable law (including, without limitation, all applicable laws relating to predatory and abusive lending and all laws, rules and regulations relating to licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, and privacy).

5.15           Covenants. All covenants, agreements and undertakings of Seller hereunder have been fully performed.

5.16           Set–Off, etc. No Mortgage Loan has been compromised, adjusted, extended, satisfied, subordinated, rescinded, set–off or modified by Seller or the related Mortgagor Customer, and no Mortgage Loan is subject to compromise, adjustment, extension, satisfaction, subordination, rescission, set–off, counterclaim, defense, abatement, suspension, deferment, deduction, reduction, termination or modification, whether arising out of transactions concerning such Mortgage Loan or otherwise, by Seller or such Mortgagor Customer, except for amendments, extensions or modifications to such Mortgage Loan otherwise permitted under the Transaction Documents (as defined in the Indenture).

5.17           Full Payment. As of the related Purchase Date thereof, Seller has no knowledge of any fact which should lead it to expect that any Mortgage Loan will not be paid in full.

5.18           Representations and Warranties for Benefit of Buyer’s Assignees. Each of the representations and warranties of Seller contained in this Agreement and the other Transaction Documents to which it is a party and that have been executed and delivered on or prior to such Purchase Date is true and correct in all material respects on the date it was made, and Seller hereby makes each such representation and warranty to, and for the benefit of the Indenture Trustee and the Noteholders as if the same were set forth in full herein.

5.19           Eligibility of Mortgage Loans. As of each Purchase Date, (i) Schedule I is an accurate and complete listing of all the Mortgage Loans as of such Purchase Date and the information contained therein with respect to the identity of such Mortgage Loans and the amounts owing thereunder is true, correct and complete as of such Purchase Date, (ii) each Loan is an Eligible Mortgage Loan (as such term is defined in the Indenture) and (iii) each such Mortgage Loan is in compliance with all applicable laws.

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5.20           No Fraud. Each Loan was originated without any fraud or material misrepresentation by Seller or, to the best of Seller’s knowledge, on the part of the related Mortgagor Customer.

It is understood and agreed that the representations and warranties provided in this ARTICLE V shall survive (x) the sale and assignment of the Mortgage Loans, the related Mortgage Loan Assets and the Related Assets to Buyer, (y) any subsequent transfer of a security interest therein by Buyer to the Indenture Trustee pursuant to the Indenture) and (z) the termination of this Agreement. Upon discovery by Seller or Buyer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other and to the Indenture Trustee immediately upon obtaining knowledge of such breach.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER

As an inducement to Seller to enter into this Agreement and to consummate the Transactions contemplated hereby, Buyer hereby represents and warrants to Seller and agrees as follows:

6.1           Organization of Buyer. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of New York.

6.2	Authority of Buyer.

(a)           Buyer has full power and authority to execute, deliver and perform its obligations this Agreement. The execution, delivery and performance of this Agreement by Buyer have been duly authorized and approved by Buyer and do not require any further authorization or consent. This Agreement has been duly authorized, executed and delivered by Buyer and is the legal, valid and binding agreement of Buyer enforceable in accordance with its terms.

(b)           The execution and delivery by Buyer of this Agreement will not require the approval, consent, authorization or act of, or the making of any filing with, any Person.

ARTICLE VII
AFFIRMATIVE COVENANTS

From the date hereof until the termination of this Agreement:

7.1           Preservation of Organizational Existence. Seller will preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its formation.

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7.2           Keeping of Records and Books of Account. Seller will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Mortgage Loans conveyed by it in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all or any portion of the Mortgage Loans.

7.3           Protection of Interest in Mortgage Loans. All Mortgage Loans, Mortgage Loan Assets and Related Assets acquired by Buyer from Seller will be acquired pursuant to and in accordance with the terms of this Agreement and Seller will (i) (at its own expense) take all action necessary to perfect, protect and more fully evidence Buyer’s or its assignee’s ownership or security interest in such Mortgage Loans, Mortgage Loan Assets and Related Assets free and clear of any Encumbrance other than the Encumbrance created hereunder and under the Indenture, including, without limitation, (a) maintain (at Seller’s expense), effective financing statements against Seller in all necessary or appropriate filing offices (including any amendments thereto or assignments thereof), and filing continuation statements, amendments or assignments with respect thereto in such filing offices (including any amendments thereto or assignments thereof), and (b) executing or causing to be executed and delivered to Buyer such other instruments or notices as may be necessary or appropriate or that Buyer or Indenture Trustee may reasonably request to more effectively convey and transfer to, and vest in, Buyer and put Buyer in possession of, any part of the Mortgage Loans, the Mortgage Loan Assets and the Related Assets, or as may be otherwise necessary to make effective the transactions effectuated by this Agreement, (iii) permit Buyer or the Indenture Trustee or their respective agents or representatives to visit the offices of Seller during normal office hours and upon reasonable notice examine and make copies of all documents, books, records and other information concerning the Mortgage Loans, Mortgage Loan Assets and Related Assets and discuss matters related thereto with any of the officers or employees of Seller having knowledge of such matters (provided, however, that no more than two such visits in any calendar quarter and no more than four such visits per calendar year (together with any such visits/audits conducted pursuant to the Indenture) by the Indenture Trustee shall be permitted prior to the occurrence of a Termination Event and provided further that Seller shall pay the costs and expenses for all such visits), and (iv) take all additional action that Buyer or the Indenture Trustee may reasonably request to perfect, protect and more fully evidence the respective interests of the parties to this Agreement in the Mortgage Loans, Mortgage Loan Assets and Related Assets.

7.4           Deposit of Collections. In the event any payments relating to any Mortgage Loans are remitted directly to Seller or any Affiliate of Seller, Seller will remit (or will cause all such payments to be remitted) directly to the Collection Account within two Business Days following receipt thereof, and, at all times prior to such remittance, Seller will itself hold or, if applicable, will cause such payments to be held in trust for the exclusive benefit of Buyer and the Indenture Trustee. Until so deposited, all such Collections shall be held in trust for Buyer or its assignees by Seller.

7.5           Termination Events. Seller will provide Buyer and the Indenture Trustee with immediate written notice of the occurrence of each Termination Event and each Unmatured Termination Event of which Seller has Knowledge or has received notice. In addition, no later than three Business Days following Seller’s Knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event, Seller will provide to Buyer and the Indenture Trustee a written statement of a Responsible Officer of Seller setting forth the details of such event and the action that Seller proposes to take with respect thereto.

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7.6           Taxes. Seller will file all appropriate tax returns and pay any and all required Taxes (other than the amount of any Taxes the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserve in accordance with GAAP have been provided on the books of Seller).

7.7	Notices.

(a)           Representations and Warranties. Forthwith upon receiving knowledge of same, Seller shall notify Buyer and the Indenture Trustee if any representation or warranty set forth in ARTICLE V was incorrect at the time it was given or deemed to have been given and at the same time deliver to Buyer and the Indenture Trustee a written notice setting forth in reasonable detail the nature of such facts and circumstances. In particular, but without limiting the foregoing, Seller shall notify Buyer and the Indenture Trustee in the manner set forth in the preceding sentence before any Purchase Date of any facts or circumstances within the knowledge of Seller which would render any of the said representations and warranties untrue at the date when such representations and warranties were made or deemed to have been made.

(b)           Other. Seller will furnish to Buyer and the Indenture Trustee promptly, from time to time, at Seller’s expense, such other information, documents, records or reports respecting the Mortgage Loans as Buyer or the Indenture Trustee may from time to time reasonably request in order to protect the interests of Buyer, and the Indenture Trustee and the Noteholders under or as contemplated by this Agreement and the Indenture.

ARTICLE VIII

NEGATIVE COVENANTS OF SELLER.

From the date hereof until the Collection Date:

8.1           Security Interests. Except as otherwise permitted herein and following the reacquisition of any Mortgage Loan by Seller pursuant to ARTICLE IX, Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Encumbrance on any Mortgage Loans conveyed by it, whether now existing or hereafter transferred hereunder, or any interest therein, and Seller will not sell, pledge, assign or suffer to exist any Encumbrance on its interest in such Mortgage Loans. Seller will promptly notify Buyer and the Indenture Trustee of the existence of any Encumbrance on any Mortgage Loans conveyed by it and Seller shall defend the right, title and interest of Buyer and the Indenture Trustee in, to and under the Mortgage Loans against all claims of third parties.

8.2           Change of Name or Location of Servicing Files. Seller shall not change its name, move the location of its principal place of business and chief executive office, change its jurisdiction of organization or change the offices where it keeps the records from the location referred to in Section 14.1 unless Seller has given at least thirty (30) days’ written notice to Buyer and the Indenture Trustee and has taken all actions required under the UCC of each relevant jurisdiction in order to continue the first priority perfected security interest of Buyer and the Indenture Trustee in the Mortgage Loans.

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8.3           Accounting of Purchases. Other than for tax and consolidated accounting purposes, Seller will not account for or treat (whether in financial statements or otherwise) the transactions contemplated hereby in any manner other than as a sale of the Mortgage Loans to Buyer.

8.4           Changes in Payment Instructions to Mortgagor Customers. Seller will instruct Mortgagor Customers to make payments to the Collection Account and will not change such instructions to Mortgagor Customers regarding such payments, unless Buyer and the Indenture Trustee have consented in writing to such change.

8.5           Extension or Amendment of Mortgage Loans. Seller will not, except as otherwise permitted in the Indenture, extend, amend or otherwise modify the terms of any Mortgage Loans.

ARTICLE IX
REPURCHASE OBLIGATION

9.1           Retransfer of Mortgage Loans.

If on any day Buyer is obligated to remove replace a Mortgage Loan pursuant to Section 2.04, Section 11.01 or Section 11.02 of the Indenture, Seller shall either:

(a)           make a deposit to the Collection Account in immediately available funds in an amount equal to the Release Price with respect to such Mortgage Loan; or

(b)           subject to the satisfaction of the conditions in Section 9.2, substitute for such Mortgage Loan a Qualified Substitute Mortgage Loan (as defined in the Indenture).

In either of the foregoing instances, Seller may (in its discretion) accept retransfer of each such Mortgage Loan.

9.2	Substitution of Loans.

On any day prior to the occurrence of a Termination Event, Seller may, subject to the conditions set forth in this Section 9.2 and subject to the other restrictions contained herein, replace any Mortgage Loan previously acquired by Buyer hereunder with one or more Eligible Mortgage Loans (each a “Substitute Mortgage Loan”); provided that, no such replacement shall occur unless each of the following conditions is satisfied as of the date of such replacement and substitution or have otherwise been waived in writing by the Indenture Trustee:

(a)           each Substitute Mortgage Loan is an Eligible Mortgage Loan on the date of substitution;

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(b)           the sum of the outstanding loan balances of such Substitute Mortgage Loans shall be equal to or greater than the sum of the outstanding loan balances of the Mortgage Loan to be replaced (each a “Replaced Loan”);

(c)           all representations and warranties of Seller contained in ARTICLE V shall be true and correct as of the date of substitution of any such Substitute Mortgage Loan;

(d)           the substitution of any Substitute Mortgage Loan does not cause a Termination Event or Unmatured Termination Event to occur;

(e)           no selection procedure adverse to the interests of Buyer or the Noteholders was utilized knowingly by Seller in the selection of the Mortgage Loan to be replaced or the Substitute Mortgage Loan; and

(f)           Seller shall deliver to Buyer on the date of such substitution a certificate of a Responsible Officer certifying that each of the foregoing is true and correct as of such date.

In addition, Seller shall in connection with such substitution deliver or cause to be delivered to the Indenture Trustee the Mortgage Loan Documents related to such Substitute Mortgage Loan.

9.3           Retransfer of Mortgage Loans. Upon confirmation of the deposit of the outstanding principal balance and accrued interest of such Mortgage Loan into the Collection Account or the delivery by Seller of a Substitute Mortgage Loan (the date of such confirmation or delivery, the “Retransfer Date”) for each Mortgage Loan or Replaced Loan, pursuant to Section 9.1 or Section 9.2, as the case may be, Buyer shall, automatically and without further action be deemed to transfer, assign and set–over to Seller, without recourse, representation or warranty (other than a representation and warranty as to the outstanding principal balance and accrued interest of such Mortgage Loan or Replaced Loan as of the Retransfer Date), all the right, title and interest of Buyer in, to and under such Mortgage Loan or Replaced Loan and all future monies due or to become due with respect thereto, the related Mortgage Loan Documents and all proceeds thereof, all rights to security therefor and products of the foregoing. Buyer shall, at the sole expense of Seller, execute such documents and instruments of transfer as may be prepared by Seller and take other such actions as shall reasonably be requested by Seller to effect the transfer of such Loan pursuant to this Section 9.3.

ARTICLE X

ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF THE MORTGAGE LOANS

10.1           Rights of Buyer.

(a)           Seller hereby authorizes Buyer and the Indenture Trustee and/or their respective designees or assignees to take any and all steps in Seller’s name and on behalf of Seller that Buyer and/or the Indenture Trustee and/or their respective designees or assignees determine are necessary or appropriate to collect all amounts due under any and all Mortgage Loans and to enforce or protect Buyer’s and the Indenture Trustee’s rights under this Agreement, including indorsing the name of Seller on checks and other instruments representing collections and proceeds thereof and enforcing such Mortgage Loans.

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(b)           Except as set forth in Section 9.1 and Section 9.2 with respect the retransfer or substitution of certain Mortgage Loans, Buyer shall have no obligation to account for, replace, substitute or return any Mortgage Loans to Seller. Buyer shall have no obligation to account for or to return collections, or any interest or other finance charge collected pursuant thereto, to Seller, irrespective of whether such collections and charges are in excess of the Purchase Price for such Mortgage Loans.

(c)           Buyer shall have the unrestricted right to further assign, transfer, deliver, hypothecate, subdivide or otherwise deal with the Mortgage Loans and all of Buyer’s right, title and interest in, to and under this Agreement, on whatever terms Buyer shall determine, pursuant to the Indenture or otherwise.

(d)           Buyer shall have the sole right to retain any gains or profits created by buying, selling or holding the Mortgage Loans and shall have the sole risk of and responsibility for losses or damages created by such buying, selling or holding.

10.2           Notice to Indenture Trustee. Seller agrees that, concurrently with its delivery to Buyer, copies of all notices, reports, documents and other information required to be delivered by Seller to Buyer hereunder shall be delivered by Seller to the Indenture Trustee.

ARTICLE XI
TERMINATION EVENTS

11.1           Termination Events.

If any of the following events (each a “Termination Event”) shall have occurred:

(i)           Seller shall fail to pay any amount due pursuant to Section 9.1 in accordance with the provisions thereof or to pay any other amount required to be paid by Seller and such failure shall continue unremedied for a period of five (5) Business Days; or

(ii)           Seller shall fail to observe or perform any covenant or agreement applicable to it contained herein (other than as specified in paragraph (i) of this Section 11.1); provided that, no such failure shall constitute a Termination Event under this paragraph (ii) unless such failure shall continue unremedied for a period of 30 consecutive days; or

(iii)           any representation, warranty, certification or statement made or deemed made by Seller in this Agreement or in any statement, record, certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made or deemed made, provided that a Termination Event shall not be deemed to have occurred under this paragraph (iii) based upon a breach of any representation or warranty set forth in Section 5.19 if Seller shall have complied with the provisions of Section 9.1 in respect thereof; or

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(iv)           (A) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of Seller in an involuntary case under federal or state bankruptcy, insolvency or similar law , which decree or order is not stayed or any other similar relief shall be granted under any applicable federal or state law now or hereafter in effect and shall not be stayed; (B) (I) any involuntary case is commenced against Seller under any federal or state bankruptcy, insolvency or similar law now or hereafter in effect, a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Seller, or over all or a substantial part of the property of Seller, shall have been entered, an interim receiver, trustee or other custodian of Seller for all or a substantial part of the property of Seller is involuntarily appointed, a warrant of attachment, execution or similar process is issued against any substantial part of the property of Seller, and (II) any event referred to in clause (B)(I) above continues for 60 days unless dismissed, bonded or disclosed; (C) Seller shall at its request have a decree or an order for relief entered with respect to it or commence a voluntary case under any federal or state bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of a decree or an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Insolvency Law, consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; (D) the making by Seller of any general assignment for the benefit of creditors; (E) the inability or failure of Seller generally to pay its debts as such debts become due; or (F) the board of directors of Seller authorizes action to approve any of the foregoing; or

(v)           there shall have occurred an Event of Default set forth in Section 4.01 of the Indenture; or

(vi)           a notice of Encumbrance shall have been filed by the Pension Benefit Guaranty Corporation against Seller under Section 412(n) of the Code or Section 302(f) of ERISA for a failure to make a required installment or other payment to a plan to which Section 412(n) of the Code or Section 302(f) of ERISA applies unless there shall have been delivered to the Indenture Trustee proof of release of such Encumbrance; or

(vii)           any Encumbrance in an amount equal to or greater than $500,000 has been asserted against or imposed on, any real or personal property of Seller pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. § 9607(1), or any equivalent or comparable state law, relating to or arising from the costs of, response to, or investigation, remediation or monitoring of, any environmental contamination resulting from the current or past operations of Seller; or

(viii)           a Federal tax notice of Encumbrance, in an amount equal to or greater than $500,000, shall have been filed against Seller unless there shall have been delivered to the Indenture Trustee proof of release of such Encumbrance then, (A) in the case of any Termination Event described in paragraph (iv), (v), (vi), (vii) or (viii) above the obligation of Buyer to purchase Mortgage Loans from Seller shall thereupon automatically terminate without further notice of any kind, which is hereby waived by Seller, and (B) in the case of any other Termination Event, so long as such Termination Event shall be continuing, Buyer or the Indenture Trustee may terminate Buyer’s obligation to purchase Mortgage Loans from Seller by written notice to Seller (any termination pursuant to this Section 11.1 is herein called an “Early Termination”); provided that in the event of any involuntary petition or proceeding as described in paragraph (iv) above, Buyer shall not purchase Mortgage Loans from Seller unless such involuntary petition or proceeding is dismissed, bonded or discharged within 60 days of the filing of such petition or the commencement of such proceeding.

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ARTICLE XII
INDEMNIFICATION

12.1           Indemnification by Seller.

(a)           Without limiting any other rights that Buyer, any assignee of Buyer, including but not limited to the Noteholders and the Indenture Trustee, or any of such Persons’ respective shareholders, officers, employees, agents, or Affiliates (each an “Indemnified Party”) may have hereunder or under applicable law, Seller hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”), awarded against or incurred by such Indemnified Party or non–monetary damages of any such Indemnified Party or any of them arising out of or as a result of this Agreement excluding, however, Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct on the part of the applicable Indemnified Party. Without limiting the foregoing, Seller shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:

(i)           any representation or warranty made or deemed made by Seller, or any of its officers, under or in connection with this Agreement, which shall have been false, incorrect or misleading when made or deemed made or delivered;

(ii)           the failure by Seller to comply with any term, provision or covenant contained in this Agreement or any agreement executed in connection with this Agreement, or with any applicable law, including with respect to any Mortgage Loans or the nonconformity of any Mortgage Loans with any such applicable law;

(iii)           the failure to vest and maintain vested in Buyer, an undivided ownership interest in the Mortgage Loans and all related assets free and clear of any Encumbrance whether existing at the time of any Purchase or at any time thereafter (including, without limitation, as a result of the failure to file, or any delay in filing, financing statements, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable law, whether at the time of any Purchase or at any subsequent time);

(iv)           any dispute, claim, offset or defense (other than the discharge in bankruptcy of any Mortgagor Customer) of any Mortgagor Customer to the payment with respect to any Mortgage Loans (including, without limitation, a defense based on the Mortgage Loans not being a legal, valid and binding obligations of the related Mortgagor Customer enforceable against it in accordance with its terms), or any other claim related to such Mortgage Loans;

(v)	any failure of Seller to have performed its duties under any Mortgage;

(vi)           any inability to obtain any judgment in, or utilize the court or other adjudication system of, any state in which a Mortgagor Customer may be located as a result of the failure of Seller to qualify to do business or file any notice or business activity report or any similar report;

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(vii)           any claim, suit or action of any kind arising out of or in connection with Environmental Laws, including any vicarious liability;

(viii)           the failure by Seller to pay when due any taxes for which Seller is liable, including without limitation, sales, excise or personal property taxes payable in connection with the Mortgage Loans;

(ix)           the commingling of collections on the Mortgage Loans at any time with other funds of Seller;

(x)           any investigation, litigation or proceeding related to this Agreement or the use of proceeds of Purchases by Seller or the security interest in the Mortgage Loans;

(xi)           any failure by Buyer to give at least reasonably equivalent value to Seller in consideration for the transfer to Buyer of any of the Mortgage Loans or any attempt by any Person to void or otherwise avoid any such transfer under any statutory provision or common law or equitable action, including, without limitation, any provision of any federal or state bankruptcy, insolvency or similar law; or

(xii)           the failure of Seller or any of its agents or representatives to remit to Buyer collections on the Mortgage Loans remitted to Seller or any such agent or representative as provided in this Agreement.

(b)           Any amounts subject to the indemnification provisions of this Section 12.1 shall be paid by Seller to the Indemnified Party within five Business Days following such Person’s demand therefor.

(c)           If for any reason the indemnification provided above in this Section 12.1 is unavailable to the Indemnified Party or is insufficient to hold an Indemnified Party harmless, then Seller shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by such Indemnified Party on the one hand and Seller, on the other hand, but also the relative fault of such Indemnified Party as well as any other relevant equitable considerations.

(d)           Indemnification under Section 12.1 shall be in an amount necessary to make the Indemnified Party whole after taking into account any tax consequences to the Indemnified Party of the receipt of the indemnity provided hereunder, including the effect of such tax or refund on the amount of tax measured by net income or profits that is or was payable by the Indemnified Party.

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12.2           Assignment of Indemnities. Seller acknowledges that, pursuant to the Indenture, Buyer will assign its rights of indemnity granted hereunder to the Indenture Trustee. Upon such assignment, (i) the Noteholders and the Indenture Trustee shall have all rights of Buyer hereunder and may in turn assign such rights as permitted by the Indenture, and (ii) the obligations of Seller under this ARTICLE XII shall inure to the Noteholders or the Indenture Trustee. Seller agrees that, upon such assignment, the Noteholders and the Indenture Trustee or the assignee of any such Person, as applicable, may enforce directly, without joinder of Buyer, the indemnities set forth in this ARTICLE XII.

ARTICLE XIII
SURVIVAL

13.1 Survival of Obligations. Notwithstanding any provision contained herein to the contrary, Seller’s representations, covenants and obligations set forth in Articles IV, V, VI, and VII create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Notes and all other obligations of Buyer under the Indenture have been paid in full; provided that the rights and remedies with respect to any breach of any representation and warranty made or deemed made by Seller pursuant to ARTICLE V, the indemnification provisions of ARTICLE XII and the provisions of Sections 14.6, 14.7 and 14.8 shall be continuing and shall survive any termination of this Agreement.

ARTICLE XIV
GENERAL PROVISIONS

14.1           Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed given or delivered when delivered personally or when sent by facsimile or one (1) Business Day after having been dispatched by a nationally recognized overnight courier service addressed as follows:

If to Buyer, to:	MBC FUNDING II CORP.
60 Cutter Mill Road
Great Neck, New York
Attn: Assaf Ran

If to Seller, to:	MANHATTAN BRIDGE CAPITAL, INC.
60 Cutter Mill Road
Great Neck, New York
Attn: Assaf Ran

or to such other address as such party may indicate by a notice delivered to the other party hereto.

14.2           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Indenture Trustee and the Noteholders shall be third–party beneficiaries of this Agreement. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by Buyer or Seller except as permitted by this Section 14.2 or by the Indenture. Simultaneously with the execution and delivery of this Agreement, Buyer will, pursuant to the Indenture, assign all of its right, title and interest in this Agreement to the Indenture Trustee as agent for the Noteholders, to which assignment Seller hereby expressly consents. Upon assignment, Seller agrees to perform its obligations hereunder for the benefit of the Indenture Trustee as agent for the Noteholders and the Indenture Trustee, in such capacity, shall be a third party beneficiary hereof. The Indenture Trustee as agent for the Noteholders upon such assignment may enforce the provisions of this Agreement, exercise the rights of Buyer and enforce the obligations of Seller hereunder without joinder of Buyer. Notwithstanding the foregoing, Buyer shall continue to remain liable for the performance of its duties and obligations hereunder.

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14.3           Amendments and Waivers. Except as provided in this Section 14.3, no amendment, waiver or other modification of any provision of this Agreement shall be effective unless signed by Buyer and Seller and consented to in writing by the Indenture Trustee. Buyer shall provide not less than ten Business Days’ prior written notice of any such amendment to the Indenture Trustee.

14.4           Entire Agreement. This Agreement contains the entire understanding of the parties hereto with regard to the subject matter contained herein and supersedes all prior agreements, statements or understandings (oral or written).

14.5           Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the parties hereto and delivered to each of Seller and Buyer. Delivery of an executed counterpart of a signature page to this Agreement shall be as effective as delivery of a manually executed counterpart of this Agreement.

14.6           GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF OBJECTION TO VENUE. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY AGREES TO THE NON–EXCLUSIVE JURISDICTION OF ANY FEDERAL COURT LOCATED WITHIN THE STATE OF NEW YORK. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

14.7           WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.           INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY.

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14.8           Costs, Expenses and Taxes. In addition to the rights of indemnification granted to the Indemnified Parties under ARTICLE XII, Seller agrees to pay on demand all costs and expenses of Buyer or its assignees incurred in connection with the preparation, execution, delivery, administration (including periodic auditing), renewal, amendment or modification of, or any waiver or consent issued in connection with, this Agreement and the other documents to be delivered hereunder or in connection herewith, including, without limitation, the reasonable fees and out–of–pocket expenses of counsel with respect thereto and with respect to advising Buyer or its assignees as to its rights and remedies under this Agreement and the other documents to be delivered hereunder or in connection herewith, and all costs and expenses, if any (including reasonable counsel fees and expenses), incurred by Buyer or its assignees in connection with the enforcement of this Agreement and the other documents to be delivered hereunder or in connection herewith.

14.9	Waiver of Setoff.

(a)           Seller’s obligations under this Agreement shall not be affected by any right of setoff, counterclaim, recoupment, defense or other right Seller might have against Buyer, the Indenture Trustee, the Noteholders or any assignee of such Persons, all of which rights are hereby waived by Seller.

(b)           Buyer shall have the right to set–off against Seller any amounts to which Seller may be entitled hereunder and to apply such amounts to any claims Buyer may have against Seller from time to time under this Agreement. Upon any such set–off, Buyer shall give notice of the amount thereof and the reasons therefor to Seller.

14.10           Heading and Exhibits. The headings herein are for purposes of references only and shall not otherwise affect the meaning or interpretation of any provision hereof. The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

14.11           No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of Buyer or the Seller, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law. Any waiver of this Agreement shall be effective only in the specific instance and for the specific purpose for which given.

14.12           Indenture Agreement. To the extent the terms of this Agreement are inconsistent or conflict with the terms of the Indenture, the terms of the Indenture Agreement shall supersede the terms hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

MANHATTAN BRIDGE CAPITAL, INC.

By:	/s/ Assaf Ran
Assaf Ran
Chief Executive Officer

MBC FUNDING II CORP.

By:	/s/ Assaf Ran
Assaf Ran
Chief Executive Officer

Signature Page to Asset Purchase Agreement

APPENDIX A

CONDITION PRECEDENT DOCUMENTS

(i)           Copies of resolutions of the board of directors of Seller approving the execution, delivery and performance of the Agreement and the transactions contemplated thereby, certified by the Secretary or an Assistant Secretary of Seller.

(ii)           A copy of an officially certified document dated reasonably close to the date of the initial Purchase evidencing the due organization and good standing of Seller in the applicable jurisdiction.

(iii)           Copies of the organizational documents of Seller certified by the Secretary or an Assistant Secretary of Seller.

(iv)           UCC–1 financing statements naming Seller as debtor, Buyer as secured party and the Indenture Trustee as assignee, describing the Mortgage Loans and related assets and meeting the requirements of the laws of each jurisdiction in which it is necessary to perfect the conveyance thereof to Buyer.

(v)           Opinion of counsel to Seller, dated the date of the initial Purchase, in form and substance satisfactory to Buyer.

(vi)	Executed counterparts of this Agreement executed by Seller.

(vii)           A duly completed, executed and delivered initial list of Mortgage Loans and related Mortgage Loan Files.

(viii)	UCC, tax and judgment lien searches of Seller.

(ix)	If applicable, UCC terminations or amendments.

Appendix A-1

EXHIBIT A

FORM OF SALE ASSIGNMENT

SALE ASSIGNMENT NO.            , dated as of            , from Manhattan Bridge Capital, Inc. (“Seller”) to MBC Funding II Corp. (“Buyer”).

1.           We refer to the Asset Purchase Agreement, dated as of April 25, 2016, as amended, supplemented or otherwise modified from time to time (the “Agreement”), by and between Seller and Buyer.

2.           All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless otherwise defined herein. “Purchase Date” shall mean, with respect to the Mortgage Loans designated hereby,            , .

3.           Attached hereto as Schedule I is a true and complete list of the Mortgage Loans sold and assigned hereunder, identified by account number, Mortgagor Customer name, address of the related Mortgaged Properties and outstanding principal balance as of the Purchase Date.

4.           Seller does hereby sell, transfer, assign, set over and otherwise convey to Buyer, and Buyer hereby purchases and takes from Seller, all right, title and interest of Seller in the property identified in clauses (i) - (iii) below whether constituting accounts, cash and currency, chattel paper, tangible chattel paper, electronic chattel paper, copyrights, copyright licenses, equipment, fixtures, contract rights, general intangibles, instruments, certificates of deposit, certificated securities, uncertificated securities, financial assets, securities entitlements, commercial tort claims, deposit accounts, inventory, investment property, letter-of-credit rights, software, supporting obligations, accessions, and other property and whether consisting of, arising out of, or related to any of the following, property, whether now owned or existing or hereafter created, arising or acquired and wherever located (in each case excluding the Retained Interest and the Excluded Amounts) (collectively, the “Collateral”):

(i)           the Mortgage Loans which are listed on Schedule I hereto;

(ii)           all Mortgage Loan Documents and other related Mortgage Loan Assets with respect to the Mortgage Loans referred to in clause (i) above; and

(iii)           all Related Assets with respect to the Mortgage Loans referred to in clause (i) above.

5.           Seller acknowledges and agrees that Buyer is accepting this Sale Assignment in reliance or the representations, warranties and covenants of Seller contained in the Agreement. Seller hereby certifies to Buyer that all of the representations and warranties in set forth in Sections 5.9 and 5.19 with respect to the Mortgage Loans are true, accurate and complete as of the Purchase Date.

6.           The Agreement is hereby ratified, and all references to the “Asset Purchase Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Purchase Date to be a reference to the Agreement as supplemented by this Sale Assignment. Except as expressly amended hereby, all the representations, warranties, terms covenants and conditions of the Agreement shall remain unamended and shall continue to be, and shall, remain, in full force and effect in accordance with its terms and except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or consent to non–compliance with any term or provision of the Agreement.

7.           THIS SALE ASSIGNMENT NO.            SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE CHOICE OF LAW PROVISIONS.

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IN WITNESS WHEREOF, Seller has caused this Sale Assignment to be executed by its duly authorized officer as of the date first above written.

MANHATTAN BRIDGE CAPITAL, INC.
as Seller

By:
Assaf Ran
Chief Executive Officer

Signature Page to Sale Assignment

Schedule I

Mortgage Loans